UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2015

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1625 E. Northern Avenue,
Suite 105, Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 9, 2015, Ontario Hospitality Properties LLLP, a subsidiary of InnSuites Hospitality Trust (the “Trust”), entered into a Purchase and Sale Agreement (“Sale Agreement”) to sell its Best Western InnSuites Ontario Hotel and Suites property to Bong Choi and/or Assignee (“Buyer”) an unrelated third party to the Trust for $14.8 million with an estimated close on February 1, 2016 subject to IHT Board of Trustees approval, Ontario Hospitality Properties LLLP partners approval, a financing contingency and the buyer property review.

The foregoing description is not intended to be complete and is qualified in its entirety by reference to the full text of the Sale Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Real Estate Purchase Agreement, effective November 9, 2015, executed by Bong Choi and/or Assignee, as Seller, and Ontario Hospitality Properties LLLP, as Buyer.

99.1	November 13, 2015 Trust Private Placement, Hotel Sold and Hotel Pending Sale Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ Adam B. Remis
Adam B. Remis
Chief Financial Officer

Date: November 13, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Real Estate Purchase Agreement, effective November 9, 2015, executed by Bong Choi and/or Assignee, as Seller, and Ontario Hospitality Properties LLLP, as Buyer.

99.1	November 13, 2015 Trust Private Placement, Hotel Sold and Hotel Pending Sale Press Release